EXHIBIT 10.2

AGENCY SERVICES AGREEMENT

                    THIS AGENCY SERVICES AGREEMENT made as of the ___ day of May, 2011 between JPMORGAN CHASE BANK, N.A. a national banking association with a place of business at 4 New York Plaza, New York, New York 10004 (“J.P. Morgan”) and ETF Securities USA LLC, a Delaware limited liability company not in its individual capacity, but as Sponsor (as defined herein) to ETFS Collateralized Commodities Trust, a Delaware statutory trust currently organized into separate series with offices at c/o ETF Securities USA LLC, 48 Wall Street, 11ith Floor, New York, New York 10005 (the “Trust”).

PREMISE

          The Trust intends to issue in respect of each of its separate series listed on Exhibit A hereto (each a “Fund”) exchange-traded classes of shares known as “Shares” for each Fund. The Shares shall be issued in bundles called “Creation Units.” The Trust, on behalf of the Funds, shall issue and redeem Shares of each Fund only in Creation Units, as more fully described in the current prospectus and statement of additional information of the Trust, included in its registration statement on Form S-1. Only brokers or dealers that are Authorized Participants (as defined herein) shall be authorized to issue and redeem Shares in Creation Units from the Trust. The Sponsor wishes to engage J.P. Morgan to perform certain services on behalf of the Trust with respect to the issuance and redemption of Shares, as the Trust’s agent, namely to: (i) provide transfer agent services for Shares of each Fund and (ii) act as Index Receipt Agent with respect to the settlement of trade orders with Authorized Participants; and to provide custody services under the terms of the Custody Agreement, as supplemented hereby, for the settlement of issuances of Creation Units and the redemption of Shares in Creation Units.

NOW THEREFORE, in consideration of the premise and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Trust and J.P. Morgan agree as follows:

          1. DEFINITIONS. The following terms as used in this Agreement shall have the meanings as set forth below:

          Administrator: means J.P. Morgan acting in the capacity as provider of various accounting, value calculation, and other administrative services for the Funds as appointed by the Sponsor.

          Agreement: means this Agency Services Agreement.

          Applicable Law: means any applicable statute, including the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “1933 Act”) and the Securities Exchange Act of 1934, as amended, (the “1934 Act”) as well as any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

          Authorized Participant: means a person who (1) is a registered broker–dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC or is clearing through a DTC participant, (3) has entered into an Authorized Participant Agreement with the Trust and the Sponsor, and (4) has entered into a Direct Agreement with each of the Counterparties of the relevant Fund. Only Authorized Participants may place orders to create or redeem one or more Baskets of a Fund.

          Authorized Participant Agreement: means an agreement entered into by each Authorized Participant, the Sponsor, and the Trust, on behalf of its Funds, which sets forth the procedures for the creation and redemption of Baskets in a Fund.

          Authorized Person: means any person who has been designated by written notice from the Trust (or by any agent designated by the Trust, including, without limitation, an investment manager), to act on behalf of Trust hereunder. Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives Instructions from the Trust (or its agent) that any such person is no longer an Authorized Person.

          Basket: means a block of 50,000 Shares of a Fund that is created for sale to Authorized Participants and/or submitted for redemption by an Authorized Participant.

          Cash: means the cash that (i) must be tendered to a Counterparty on behalf of a Fund by an Authorized Participant to issue one or more Creation Units of the Shares of such Fund or (ii) must be tendered by a Counterparty on behalf of a Fund to an Authorized Participant to redeem one or more Creation Units of the Shares of such Fund.

          Counterparty: means an entity that has entered into specified agreements with a Fund pursuant to which it can enter into commodity contracts with such Fund.

          Creation Deposit: means the cash consideration for the issuance of a Creation Unit.

          Creation Unit: means a large block of a specified number of Shares at a given net asset value that makes up one unit of a Fund, as specified in the Prospectus. A Creation Unit is the minimum number of Shares that may be created or redeemed at any one time.

          Custodian: means J.P. Morgan providing the services to the Trust as described in the Custody Agreement.

          Custody Agreement: means the custody agreement between the Trust and J.P. Morgan and dated May , 2011 as it may be amended from time to time.

          DTC: means The Depository Trust Company, a limited purpose trust company organized under the law of the State of New York.

          DTC Participant: means a “participant” as such term is defined in the rules of DTC.

          DTC Participant Account: means an “account” as such term is defined in the rules of DTC.

          Index Receipt Agent: means J.P. Morgan acting in the capacity as “index receipt agent,” as such term is defined in Schedule B.

          Instructions: means instructions which: (i) contain all necessary information required by J.P. Morgan to enable J.P. Morgan to carry out the Instructions; (ii) are received by J.P. Morgan in accordance with the prevailing Security Procedures; and (iii) J.P. Morgan believes in good faith have been given by an Authorized Person or are transmitted with proper testing or authentication pursuant to terms and conditions which J.P. Morgan may specify.

           “J.P. Morgan Indemnitees” means J.P. Morgan, and its nominees, directors, officers, employees and agents.

          Liabilities: means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

          Order Taker: means J.P. Morgan acting in the capacity as order taker of Funds, until replaced by the Trust and notified in writing.

          Outside the Clearing Process: means processing creation and redemption orders concerning Creation Units and Deposit Securities and Redemption Securities for settlement exclusively through DTC or, when the settlement is not DTC eligible, as a window delivery to the offices of the Custodian.

          Prospectus: means the prospectus filed with a Form S-1 of the Trust constituting a registered statement under the Securities Act.

           SEC: means the Securities and Exchange Commission

          Securities Act: means the Securities Act of 1933, as amended.

          Security Procedure: means any security procedure to be followed by Trust upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in operating procedures documentation in effect from time to time between the parties with respect to the services set forth in this Agreement, or as otherwise agreed in writing by the parties. A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption or telephone call backs and may be updated by J.P. Morgan from time to time upon notice to the Trust. Trust acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWIFT message created in the name of Trust through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

          Shares: means the shares of each Fund.

          Shareholder: means DTC or its nominee. A single global certificate for each Fund will be issued in the name of DTC or its nominee. DTC or its nominee shall be the sole registered holder of Shares of each Fund.

          Sponsor: ETF Securities USA, LLC, a Delaware limited liability company that is the sponsor of the Trust.

          Transaction Fee: means a transaction fee imposed by the J.P. Morgan and payable by the Authorized Participant to the J.P. Morgan in connection with the creation or redemption of Creation Units.

          Transfer Agent: means J.P. Morgan acting in the capacity as transfer agent for the Shares of each Fund of the Trust.

          2. APPOINTMENT. The Sponsor hereby appoints J.P. Morgan to provide services for the Trust, as described hereinafter, subject to the supervision of the Board of Trustees of the Trust (the “Board”), on the terms set forth in this Agreement. J.P. Morgan accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 of this Agreement.

          3. REPRESENTATIONS AND WARRANTIES.

(a) J.P. Morgan represents and warrants to the Trust that:

(i) J.P. Morgan is a national bank duly organized and existing as a banking association under the laws of the United States;

(ii) J.P. Morgan is duly qualified to carry on its business in the State of New York;

(iii) J.P. Morgan is empowered under applicable laws and by its charter and by-laws to enter into and perform the services described in this Agreement;

(iv) J.P. Morgan is a transfer agent registered with the SEC.

(v) all requisite corporate action has been taken to authorize J.P. Morgan to enter into and perform this Agreement;

(vi) J.P. Morgan has, and shall continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

                    (vii) no legal or administrative proceedings have been instituted or threatened against J.P. Morgan which would impair J.P. Morgan’s ability to perform its duties and obligations under this Agreement; and

                    (viii) J.P. Morgan’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of J.P. Morgan or any law or regulation applicable to J.P. Morgan;

(b) The Trust represents and warrants to J.P. Morgan that:

(i) the Trust is duly organized and existing and in good standing under the laws of the State of Delaware;

(ii) the Trust is empowered under Applicable Lawsapplicable laws and by its charter document and by-laws to enter into and perform this Agreement;

(iii) all requisite proceedings have been taken to authorize the Trust and the Sponsor on behalf the Trust to enter into and perform this Agreement;

                    (iv) a registration statement on Form S-1 under the 1933 Acthas been filed and shall be effective and shall remain effective during the term of this Agreement, and all necessary filings under the laws of the states shall have been made and shall be current during the term of this Agreement;

                    (v) no legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement, other than as described in the Trust’s registration statement;

(vi) the Trust’s registration statement complies in all material respects with the 1933 Act (including the rules and regulations thereunder) and none of the Trust’s prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

                    (vii) the Trust’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.

          4. DELIVERY OF DOCUMENTS.

          The Trust shall promptly furnish to J.P. Morgan such copies, properly certified or authenticated, of contracts, documents and other related information that J.P. Morgan may request or require to properly discharge its duties. Such documents may include but are not limited to the following:

(i) Resolutions of the Board of Trustees of the Trust authorizing the appointment of J.P. Morgan to provide certain services to the Trust;

(ii) the Trust’s charter documents;

(iii) the Trust’s by-laws;

(iv) the Trust’s registration statement including exhibits, as amended, on Form S-1 (the “Registration Statement”) under the 1933 Act, as filed with the SEC;

(v) opinions of counsel regarding the Trust’s securities issuances and auditors’ reports;

                    (vi) the Trust’s prospectuses and statement of additional information relating to all funds, Funds, portfolios and classes, as applicable, and all amendments and supplements thereto (such Prospectuses and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented (herein called the “Prospectuses”);

(vii) the Trust’s current and ongoing annual and semi-annual reports; and

                    (viii) such other agreements as the Trust may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

          5. SERVICES PROVIDED.

                    J.P. Morgan shall provide the following services subject to the control, direction and supervision of the Trust’s board and its designated agents and in compliance with the objectives, policies and limitations set forth in the Trust’s Registration Statement, charter document and by-laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

(i) Transfer Agency Services described in Schedule A to this Agreement;

(ii) Index Receipt Agent Services described in Schedule B to this Agreement, and

(iii) such other services in connection with Shares as the parties may mutually agree in writing.

          6. FEES AND EXPENSES.

                    (a) As compensation for the services rendered to the Trust pursuant to this Agreement, the Sponsor shall pay to J.P. Morgan the fees as may be agreed upon in writing from time to time, together with J.P. Morgan’s reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. All fees and expenses are to be billed monthly (unless another period is agreed upon) and shall be due and payable upon receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

                    (b) J.P. Morgan shall render, after the close of each month in which services have been furnished, a statement reflecting all of the fees and expenses for such month (or other agreed upon billing period). Fees and expenses remaining unpaid after thirty (30) days from the date of receipt of the statement (with the exception of specific amounts which may be contested in good faith by the Sponsor on behalf of the Trust) shall bear interest, from the date of the statement to the date of repayment to J.P. Morgan by the Trust, at the Federal Funds Rate + 200 basis points and all costs and expenses of effecting collection of any such sums, including reasonable attorney’s fees, shall be paid by the Trust to J.P. Morgan.

                    (c) In the event that the Trust is more than sixty (60) days delinquent in payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Sponsor on behalf of the Trust), this Agreement may be terminated by J.P. Morgan upon thirty (30) days’ written notice to the Trust. The Trust must notify J.P. Morgan in writing of any disputed amounts within thirty (30) days of its receipt of the billing for such amounts. Amounts disputed in good faith are not due and payable while they are being investigated.

                    (d) J.P. Morgan shall be entitled to charge an Authorized Participant a Transaction Fee of $[           ], or such other amount as it may determine in its sole discretion from time to time, for each creation or redemption order submitted by it. The Authorized Participant shall pay such fee directly to the J.P. Morgan.

          7. INSTRUCTIONS.

                    (a) The Trust authorizes J.P. Morgan to accept and act upon any Instructions received by it without inquiry. The Trust will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which J.P. Morgan is authorized to rely under the terms of this Agreement.

                    (b) Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or suspended.

                    (c) J.P. Morgan may (in its sole discretion and without affecting any part of this Section 7) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon the Instruction if it does not receive clarification or confirmation satisfactory to it. J.P. Morgan shall not be liable for any loss arising from any delay while it seeks such clarification or confirmation.

          8. LIMITATIONS OF LIABILITY AND INDEMNIFICATION.

                    (a) J.P. Morgan shall use reasonable care in performing its duties under this Agreement. J.P. Morgan shall not be in violation of this Agreement with respect to any matter as to which it has satisfied its duty of reasonable care.

                    (b) J.P. Morgan shall be liable to the Trust for its direct damages, excluding attorneys’ fees, to the extent they result from J.P. Morgan’s negligence, bad faith or willful misconduct in performing its duties as set out in this Agreement. Nevertheless, under no circumstances shall J.P. Morgan be liable for any indirect, special or consequential damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

                    (c) Without limiting subsections (a) and (b) above, J.P. Morgan shall not be responsible for, and the Trust shall indemnify and hold J.P. Morgan, its officers, employees and agents harmless from and against, any and all Liabilities, incurred by J.P. Morgan, any of its officers, employees or agents, or the Trust’s agents in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

(i) any and all actions of J.P. Morgan or its officers, employees or agents required to be taken pursuant to this Agreement;

                    (ii) the reasonable reliance on or use by J.P. Morgan or its officers, employees or agents of information, records, or documents which are received by J.P. Morgan or its officers, employees or agents and furnished to it or them by or on behalf of the Trust, and which have been prepared or maintained by the Trust or any third party on behalf of the Trust;

(iii) the Trust’s refusal or failure to comply with the terms of this Agreement or the Trust’s lack of good faith, or its actions, or lack thereof, involving negligence or willful misconduct;

(iv) the breach of any representation or warranty of the Trust hereunder;

                    (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with the Trust, its agents or any investor or reliance by J.P. Morgan on telephone or other electronic Instructions of any person acting on behalf of the Trust or an investor for which telephone or other electronic services have been authorized;

                    (vi) the reliance by J.P. Morgan, its officers, employees or agents on any share certificates which are reasonably believed to bear the proper manual or facsimile signature of an officer or agent of the Trust;

                    (vii) any delays, inaccuracies, errors in or omissions from information or data provided to J.P. Morgan by data, corporate action or pricing services, depositories or clearing systems, or securities brokers or dealers;

                    (viii) the offer or sale of shares by the Trust in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Trust or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Trust prior to the effective date of this Agreement;

                    (ix) any failure of the Trust’s registration statement to comply with the 1933 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in the Trust’s Prospectuses;

(x) the actions taken by the Trust or by the Sponsor in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and

                    (xi) all actions, omissions, or errors caused by third parties to whom J.P. Morgan or the Trust have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Trust or the Sponsor.

                    Notwithstanding subsections (a) above, J.P. Morgan shall have no duty or obligation of reasonable care with respect to any of the activities described in clauses (viii), (ix) (x) or (xi) of this subsection (c).

                    (d) The Trust shall defend J.P. Morgan or, at Trust’s option, settle any claim, demand or cause of action, whether groundless or otherwise, that Shares or any of the services provided herein for the Trust infringes on, violates or misappropriates any patent, copyright, trademark, trade secret or any other proprietary right, and shall indemnify and hold harmless J.P. Morgan, its officers, employees and agents against all Liabilities, including court and settlement costs incurred by J.P. Morgan or any of them as a result of or relating to such claim, demand or cause of action (“Third Party Claim”). J.P. Morgan shall notify the Trust in writing of any such Third Party Claim, and give the Trust all reasonably necessary information and assistance to defend or settle such Third Party Claim. J.P. Morgan may participate in the defense or settlement of the Third Party Claim.

                    (e) This Section 8 shall survive the termination of this Agreement, regardless of the party that terminated the Agreement or the reason therefor.

          9. TERM AND TERMINATION. This Agreement shall become effective on the date first herein-above written. The Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. In the event of the termination of the custody agreement between J.P. Morgan and the Trust, J.P. Morgan may terminate this Agreement in whole or in part simultaneously with the transition of the assets to a successor custodian. Subject to the foregoing, this Agreement shall continue in effect until terminated by either party on at least 120 days prior written notice to the other party. The terminating party in its notice to the other party shall specify the date of termination. Upon termination of this Agreement, the Trust shall pay to J.P. Morgan such compensation and any reasonable out-of-pocket or other reimbursable expenses which may become due or payable under the terms of this Agreement as of the date of termination or after the date that the provision of services ceases, whichever is later.

          10. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

          If to the Trust to:

48 Wall Street
11th Floor
New York, NY 10005
Attention:
Telephone:
Fax:

If to the Sponsor to:

ETF Securities
Ordnance House
31 Pier Road
St. Helier, Jersey
JE48PW
Attention:
Telephone:
Fax:

If to J.P. Morgan in its capacity as Transfer Agent to:

JPMorgan Chase Bank
303 Broadway, Floor 09
Cincinnati, OH 45202-4220
Attention: David Kelley
Telephone: 513-878-4015
Fax: 513-878-4190

If to J.P. Morgan in its capacity as Index Receipt Agent to:

JPMorgan Chase Bank
4 New York Plaza, 12th Floor
New York, New York 10004
Attention: Adrian Dmytrenko
Telephone: 212-623-8630
Fax: 212-623-0625

If to J.P. Morgan in its capacity as Custodian:

As provided for in the Custody Agreement.

          11. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

          12. FORCE MAJEURE. J.P. Morgan shall maintain and update from time to time business continuation and disaster recovery procedures with respect to its Transfer Agent, Index Receipt Agent and custody business that it determines from time to time meet reasonable commercial standards. J.P. Morgan shall have no liability, however, for any damage, loss or expense of any nature that the Trust may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (except to the extent that such fraud or forgery is attributed to J.P. Morgan or to J.P. Morgan’s employees), malfunction of equipment or software (except to the extent such malfunction is primarily attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of J.P. Morgan (including without limitation, the non-availability of appropriate foreign exchange).

          13. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

          14. ASSIGNMENT. J.P. Morgan may not assign and delegate this Agreement and its rights and obligations hereunder without the prior written consent of the other party, except that any corporation or banking association into which J.P. Morgan may be merged or with which J.P. Morgan may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which J.P. Morgan shall be a party, or any corporation or banking association succeeding to J.P. Morgan’s corporate custody business, shall succeed to all J.P. Morgan’s rights, obligations and immunities hereunder without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding..

          15. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

          16. GOVERNING LAW AND JURISDICTION. This Agreement shall be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of either of the courts specified and to accept service of process to vest personal jurisdiction over them in such courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby.

          17. USE OF BANK NAME. The Trust shall not use J.P. Morgan’s name in any offering material, shareholder report, advertisement or other material relating to the Trust, other than for the purpose of merely identifying and describing the functions of J.P. Morgan hereunder, in a manner not approved by J.P. Morgan in writing prior to such use; provided, however, that J.P. Morgan shall consent to all uses of its name required by the SEC, any state securities commission, or any federal or state regulatory authority; and provided, further, that in no case shall such approval be unreasonably withheld.

          18 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be an original and together shall constitute one and the same agreement.

          19. HEADINGS. Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

          20. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits, and also including the Custody Agreement to the extent custody services are provided in conjunction with Index Receipt Agent services for Shares, sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to the services provided herein for Shares, whether oral or written.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

ETF SECURITIES USA LLC, not in its individual capacity, but solely on behalf of the TRUST

By

Name: Graham Tuckwell

Title: Manager

JPMORGAN CHASE BANK, N.A.

By:

Name: Phyllis Schroder

Title: Executive Director

SCHEDULE A

ORDER TAKER / TRANSFER AGENCY SERVICES
FOR FUNDS

          Following are the order taker / transfer agent services that shall be provided by J.P. Morgan for the Trust in its capacity as Order Taker / Transfer Agent for each Fund.

A.	Issuance and Redemption of Shares of each Fund

1. The Order Taker will receive creation or redemption orders via fax from Authorized Participants during the trading day and prior to a cut off time. These orders are confirmed via a follow up phone call. The Order Taker will also notify the Trust upon receipt of orders during the trading day. After the cutoff time is reached the Order Taker will provide the Trust with a consolidated report detailing all orders received. On a case by case basis if an order is received after the agreed cutoff, the Trust will notify the Order Taker if the order has been accepted by the counterparty. The Trust communicates back to the Order Taker approval or rejection of all orders and provides notification of the counterparty for each order. The Order Taker e-mails preliminary confirmations to each Authorized Participant and generates a consolidated report detailing all confirmations which is sent to the Trust, J.P. Morgan as Custodian/ Index Receipt Agent and J.P. Morgan’s Fund Accountant. Following the calculation of the NAV by J.P. Morgan’s Fund Accountant, the Order Taker emails final confirmations to all parties. The Order Taker generates a Create/Redeem File which is transmitted to J.P. Morgan’s Custodian to set up instructions to deposit/withdraw and settle ETF shares through DTC. The Create/Redeem File captures the corresponding Authorized Participant for generation of the ETF share delivery instructions.

2. Pursuant to such issuance orders that Index Receipt Agent shall receive from the Order Taker or Trust, Transfer Agent shall register the appropriate number of book entry only Shares in the name of DTC or its nominee as the sole shareholder (the “Shareholder”) for each Fund and deposit the shares of the applicable Fund in Creation Units on the business day following the trade date (T+1) to the DTC Participant Account of the Custodian for settlement. It is understood and agreed that J.P. Morgan, in its capacity as Transfer Agent, Index Receipt Agent or Custodian, shall not be responsible for determining whether any order, if accepted, shall result in the depositor of the Creation Deposit owning or appearing to own eighty percent (80%) or more of the outstanding Shares of such Fund.

3. Pursuant to such redemption orders that Index Receipt Agent shall receive from the Order Taker on behalf of the Trust, Transfer Agent shall redeem the appropriate number of Shares of the applicable Fund in Creation Units that are delivered to the designated DTC Participant Account of Custodian for redemption and debit such shares from the account of the Shareholder on the register of the applicable Fund.

4. Transfer Agent shall issue Shares of the applicable Fund in Creation Units for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of Shares shall be shown on the records of DTC and DTC Participants and not on any records maintained by the Transfer Agent. In issuing Shares of the applicable Fund through DTC to a purchaser, Transfer Agent shall be entitled to rely upon the latest Instructions that are received from the Trust or its agent by the Index Receipt Agent (as set forth in Schedule B, Section A. Subsection 3(b) of this Agreement) concerning the issuance and delivery of such shares for settlement.

5. Transfer Agent shall not issue any Shares for a particular Fund where it has received an Instruction from the Trust or written notification from any federal or state authority that the sale of the Shares of such Fund has been suspended or discontinued, and Transfer Agent shall be entitled to rely upon such Instructions or written notification.

6. Upon the issuance of Shares of any Fund as provided herein, Transfer Agent shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Trust in connection with such issuance.

7. Shares of any Fund may be redeemed in accordance with the procedures set forth in the Prospectus of the Trust and in the Authorized Participant Agreement and J.P. Morgan shall duly process all redemption requests.

B.	Payment of Dividends and Distributions on Shares of each Fund.

1. J.P. Morgan shall prepare and make payments for dividends and distributions declared by the Trust on behalf of the Fund.

2. The Trust or its designated agent shall promptly notify both the Custodian and the Transfer Agent of the declaration of any dividend or distribution in respect of each Fund. The Trust shall furnish to J.P. Morgan a statement signed by an Authorized Person: (i) indicating that dividends have been declared on a specific periodic basis and Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which the Shareholder shall be entitled to payment, the total amount payable to the Shareholder and the total amount payable to J.P. Morgan as Transfer Agent on the payment date; or (ii) setting forth the date of the declaration of any dividend or distribution by the Fund, the date of payment thereof, the record date as of which the Shareholder is entitled to payment, and the amount payable per share to the Shareholder as of that date and the total amount payable to Transfer Agent on the payment date. The Trust’s Board of Trustees shall approve the Authorized Persons to provide such information to J.P. Morgan.

3. Upon its receipt from the Trust of the information set forth in Subsection 2 immediately above, the Administrator, based upon the amount of Shares outstanding on its books and records, shall calculate the total dollar amount of the dividend or distribution on each Fund and notify the Trust of this amount. The Trust shall verify this total dollar amount as calculated by the Administrator. Provided the Trust is in agreement with the Administrator, the Trust shall instruct the Custodian to place in a dividend disbursing account maintained by the Transfer Agent funds equal to the total cash amount of the dividend or distribution to be paid out in respect of each Fund. Should Custodian determine that it does not have sufficient cash in the Custody Account to pay the total amount of the dividend or distribution to the Transfer Agent, Custodian shall advise the Trust and the Trust shall either adjust the rate of the dividend or distribution or provide additional cash to Custodian for credit to the dividend disbursing account maintained by Transfer Agent. The Transfer Agent shall credit such dividend or distribution to the account of the Shareholder.

4. Should Transfer Agent not receive from Custodian sufficient cash to make payment as provided in the immediately preceding Subsection, Transfer Agent or Custodian shall notify the Trust, and Transfer Agent shall withhold payment to the Shareholder until sufficient cash is provided to J.P. Morgan and J.P. Morgan shall not be liable for any claim arising out of such withholding.

C.	Recordkeeping.

1. J.P. Morgan shall create and maintain such records in accordance with laws, rules and regulations applicable to J.P. Morgan as a registered transfer agent. All records shall be available for inspection and use by the Trust. J.P. Morgan shall maintain such records for at least six years or for such other period as J.P. Morgan and the Trust may mutually agree.

2. Upon reasonable notice by the Trust, J.P. Morgan shall make available during regular business hours all records and other data created and maintained by J.P. Morgan as Transfer Agent for reasonable audit and inspection by the Trust, or any person retained by the Trust.

3. J.P. Morgan shall record the issuance of Shares of each Fund and maintain, pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934, as amended, a record of the total number of Shares of each Fund that are authorized, based upon data provided to J.P. Morgan by the Trust or the Fund, issued and outstanding. Also, J.P. Morgan shall provide the Trust on a regular basis with the total number of Shares authorized, issued and outstanding in respect of each Fund but shall not be responsible for, when recording the issuance of Shares, monitoring the issuance of such shares or compliance with any laws relating to the validity of the issuance or the legality of the sale of such shares.

D.	Establish Procedures.

Procedures applicable to the transfer agent services to be performed hereunder may be established from time to time by agreement between the Trust and J.P. Morgan. J.P. Morgan shall have the right to utilize any shareholder accounting and record-keeping systems that, in its opinion, enables it to perform any services to be performed hereunder.

SCHEDULE B

INDEX RECEIPT AGENT SERVICES
FOR FUNDS

          Following are the Index Receipt Agent services that shall be provided by J.P. Morgan for the Trust in respect of each Fund. J.P. Morgan shall perform these services as Index Receipt Agent in conjunction with the custody services that are currently provided by J.P. Morgan, as Custodian, to each Fund under the terms of the Custody Agreement. J.P. Morgan shall be entitled to all the protective provisions in the Custody Agreement in respect of its duties and its performance as Index Receipt Agent and Custodian for the settlement of issuances and redemptions of Creation Units of each Fund. If there are any inconsistencies between the terms of the Custody Agreement and the terms herein with respect to processing, clearance and the settlement of issuance and redemption orders for Shares of each Fund, the terms herein shall govern.

A.	Index Receipt Agent Services.

1. The Sponsor, on behalf of the Trust, shall enter into an Authorized Participant Agreement with each Authorized Participant and other specified counterparties providing collateralized commodity exposure for a particular Fund, which shall be delivered to the J.P. Morgan and which J.P. Morgan, in its capacity as Index Receipt Agent, shall acknowledge.

2. In connection with the procedures that may be established from time to time between J.P. Morgan and the Trust on behalf of each Fund for the processing, clearance and settlement of the creation and redemption of Creation Units, J.P. Morgan shall:

          (a) receive from the Order Taker on each trade date a computer generated file (Create/Redeem File) that contains creation orders from Authorized Participants that have been received and accepted by the Sponsor on behalf of the Trust and each Fund, for the issuance of Creation Units; and deliver the enhanced file to Custodian for settlement; and, pursuant to such creation orders, instruct the Transfer Agent to create the appropriate number of Shares of the applicable Fund for deposit into the Fund custody account and delivery to the Authorized Participant’s DTC Participant Account on a free [of payment] basis;

          (b) The Authorized Participant will instruct the receipt of the above Shares from the Custodian’s DTC Participant Account on a free (of payment) basis and wire the USD value of the Creation Units to the designated Counterparty. The Sponsor will instruct J.P. Morgan to release the Shares to the Authorized Participants account at DTC. . The Counterparty will deliver collateral to the collateral account.

          (c) receive from the Order Taker on each trade date a computer generated file (Create/Redeem File) that contains redemption orders from Authorized Participants that have been received and accepted by the Sponsor on behalf of the Trust for each Fund; and deliver the enhanced file to Custodian for settlement; and, pursuant to such redemption orders, instruct the Transfer Agent to withdraw from the Fund custody account and redeem the appropriate number of Shares of the applicable Fund in Creation Units and reduce the account of the Shareholder accordingly; and

          (d) The Authorized Participant will instruct the delivery of the above Shares to the Custodian’s DTC Participant Account on a free (of payment) basis . The Counterparty will receive collateral from the collateral account. The Sponsor will notify the Counterparty to wire the USD value of the Creation Units to the Authorized Participant.

B. Establish Procedures.

The Trust and J.P. Morgan, from time to time, may establish written procedures for the processing and settlement and related activities effected for Shares of each Fund Outside the Clearing Process.

AGENCY SERVICES AGREEMENT

EXHIBIT A

LIST OF FUNDS

1.	ETFS Oil
2.	ETFS Natural Gas
3.	ETFS Copper
4.	ETFS Wheat
5.	ETFS Composite Agriculture
6.	ETFS Composite Industrial Metals
7.	ETFS Composite Energy
8.	ETFS All Commodities
9.	ETFS Short Oil
10.	ETFS Short Natural Gas
11.	ETFS Short Copper
12.	ETFS Short Wheat
13.	ETFS Short Gold
14.	ETFS Leveraged Oil
15.	ETFS Leveraged Natural Gas
16.	ETFS Leveraged Copper
17.	ETFS Leveraged Wheat
18.	ETFS Leveraged Gold